UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 12, 2008 (August 6, 2008)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 11, 2008, Comstock Homebuilding Companies (the “Company”) announced that the Company received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion under Marketplace Rule 4450(a)(2). The notice has no effect on the listing of the Company’s securities at this time, and its common stock will continue to trade on the NASDAQ Global Market under the symbol “CHCI.”

In accordance with Marketplace Rule 4450(e)(1), the Company has 90 calendar days, or until November 4, 2008, to regain compliance. The notice states that if, at any time before November 4, 2008, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, NASDAQ staff will provide written notification that the Company has achieved compliance with the MVPHS requirement. No assurance can be given that the Company will regain compliance during that period.

If the Company does not regain compliance with the minimum MVPHS by November 4, 2008, NASDAQ staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel. Alternatively, the Company may apply to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c).

On August 11, 2008, the Company issued the press release regarding the Notice from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated August 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated August 11, 2008